As filed with the Securities and Exchange Commission on October 20, 1994

                                                   Registration No. 33-_________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ARBOR DRUGS, INC.
             (Exact name of registrant as specified in its charter)

            Michigan                              38-2054345
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

    3331 West Big Beaver, Troy, Michigan                     48084
 (Address of Principal Executive Offices)                  (Zip Code)

            Arbor Drugs, Inc. Amended and Restated Stock Option Plan
                            (Full Title of the Plan)

                                 Todd A. Wyett
                       Vice President and General Counsel
                               Arbor Drugs, Inc.
                              3331 West Big Beaver
                                 Troy, MI 48084
                    (Name and address of agent for service)

                                (810) 643-9420
        (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                      Proposed                  Proposed
Title of                                              maximum                   maximum
securities                 Amount                     offering                  aggregate                 Amount of
to be                      to be                      price per                 offering                  registration
registered                 registered                 share (1)                 price (1)                 fee

- --------------------------------------------------------------------------------------------------------------------------------
Common Stock,              1,000,000                  $21.00                    $21,000,000                $7,241.38
$.01 par value
per share (the
"Common Stock")
- --------------------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Stock, as quoted on the NASDAQ National Market System on
    October 17, 1994.

As permitted by Rule 429 under the Securities Act, the prospectus related to this Registration Statement also covers securities registered under Registration Statement Nos. 33-13102 and 33- 39259.

    The contents of the Form S-8 Registration Statement, Nos. 33-13102 and 33-39259 (the "Prior Registration Statements"), of Arbor Drugs, Inc. (the "Registrant") are incorporated herein by reference.

    The Registrant is filing this Registration Statement on Form S-8 in order to register 1,000,000 additional shares of the Common Stock, which were authorized to be issued under the Arbor Drugs, Inc. Amended and Restated Stock Option Plan (the "Plan"). Upon the effectiveness of this Registration Statement, a total of 2,537,500 shares of the Common Stock issuable under the Plan will be registered, consisting of 1,537,500 registered under the Prior Registration Statements (after giving effect to 3-for-2 stock splits effective June 1989 and May 1991) plus the 1,000,000 additional shares of the Common Stock being registered hereby.

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             The documents listed in (a) and (b) below are incorporated by reference in this Registration Statement on Form S-8. In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents:

             (a) Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1994; and

             (b) The description of Registrant's Common Stock contained in
                 Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on April 29, 1986, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

             Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and its shareholders.

             The Registrant is obligated under its bylaws to indemnify a present or former director or executive officer of the Registrant, and may indemnify any other person, to the fullest extent now or hereafter authorized or permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of his or her past or future service to the Registrant, or to another corporation at the request of the Registrant. In addition, the Articles of Incorporation of the Registrant limit certain personal liabilities of directors of the Registrant; provided, however, that the Articles of Incorporation do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of
Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring before the effective date of the Article.

             The Registrant has also obtained Directors' and Officers' liability insurance in the aggregate amount of $10 million. Subject to conditions and limitations, the insurance covers amounts required to be paid for a claim or claims made against directors and officers for certain "wrongful acts" in the discharge of their duties solely in their capacity as officers or directors of the Registrant. The coverage includes amounts as to which the Registrant may be required or permitted by law to indemnify the directors and officers.

ITEM 8.      EXHIBITS.

      4.1 Arbor Drugs, Inc. Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.1 to Registrant's Annual Report on Form 10-K for the year ended July 31, 1993).

      4.2 Registrant's Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended July 31, 1988).

      4.3 Registrant's Bylaws (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1 (Registration No. 33-4378)).

      5 Opinion of Todd A. Wyett, Vice President and General Counsel of the Registrant, as to the legality of the shares of Common Stock being registered.

      23.1  Consent of Coopers & Lybrand L.L.P.

      23.2 Consent of Todd A. Wyett (included in the opinion filed as Exhibit 5 to this Registration Statement).

      24 Power of Attorney (included on the signature page of this Registration Statement).

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on May 25, 1994.


                                   ARBOR DRUGS, INC.


                                   By: /s/ Eugene Applebaum
                                       ----------------------------------------
                                       Eugene Applebaum, Chairman of the Board,
                                       President, Chief Executive Officer and
                                       Director





                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Todd A. Wyett and Gilbert C. Gerhard, or either of them, his/her true and lawful attorneys-in-fact and agents, each with full power of substitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that any said attorneys-in- fact and agents, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




/s/ Eugene Applebaum          Chairman of the Board,            May 25, 1994
- ------------------------      President, Chief Executive
  Eugene Applebaum            Officer and Director
                              (Principal Executive Officer)




/s/ Markus M. Ernst           Executive Vice President,         May 25, 1994
- -----------------------       Chief Operating Officer
  Markus M. Ernst             and Director




/s/ Gilbert C. Gerhard        Senior Vice President -           May 25, 1994
- -----------------------       Finance and Administration,
  Gilbert C. Gerhard          Treasurer and Director
                              (Principal Financial and
                              Accounting Officer)




/s/ David B. Hermelin         Director                          May 25, 1994
- -----------------------
  David B. Hermelin




/s/ Spencer M. Partrich       Director                          May 25, 1994
- -----------------------
  Spencer M. Partrich




/s/ Laurie M. Shahon          Director                          May 25, 1994
- -----------------------
  Laurie M. Shahon




/s/ Samuel Valenti III        Director                          May 25, 1994
- -----------------------
  Samuel Valenti III

                               INDEX TO EXHIBITS


Exhibit
Number                               Exhibit                                            Page No.
- ------                               -------                                            --------
4.1                Arbor Drugs, Inc. Amended and Restated Stock
                   Option Plan (incorporated by reference to Exhibit
                   10.1 to Registrant's Annual Report on Form 10-K
                   for the year ended July 31, 1993).                                   --

4.2                Registrant's Restated Articles of Incorporation
                   (incorporated by reference to Exhibit 3.1 to
                   Registrant's Annual Report on Form 10-K for the
                   year ended July 31, 1988).                                           --

4.3                Registrant's Bylaws (incorporated by reference to
                   Exhibit 3.2 to Registrant's Registration Statement
                   on Form S-1 (Registration No. 33-4378)).                             --

5                  Opinion of Todd A. Wyett, Vice President and
                   General Counsel of the Registrant, as to the
                   legality of the shares of Common Stock being
                   registered.                                                           9

23.1               Consent of Coopers & Lybrand L.L.P.                                  10

23.2               Consent of Todd A. Wyett (included in the opinion
                   filed as Exhibit 5 to this Registration
                   Statement).                                                          --

24                 Power of Attorney (included on the signature page of
                   this Registration Statement).                                        --